UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2008

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 7, 2008, the Board of Directors (the “Board”) of Tessera Technologies, Inc. (“Tessera”) appointed Nicholas E. Brathwaite as a member of the Board. A copy of the press release announcing his appointment dated February 11, 2008 is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Mr. Brathwaite will receive the compensation Tessera provides to non-employee directors, which is described in Tessera’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2007. Tessera has entered into an indemnification agreement with Mr. Brathwaite in the form attached as Exhibit 10.1 to Tessera’s Registration Statement on Form S-1 filed on September 4, 2003.

(e) The Compensation Committee of the Board has approved the annual base salary levels of executive officers of Tessera effective January 1, 2008. The Compensation Committee also approved incentive cash bonus targets equal to a percentage of each executive officer’s base salary under Tessera’s 2008 management bonus program pursuant to which Tessera’s executive officers would be eligible to be paid incentive compensation for 2008 (the “2008 Management Bonus Program”). The annual base salary levels and target percentages are set forth below:

Name	Title	Annual Base Salary	Target Percentage
Bruce M. McWilliams	Chief Executive Officer and President	$455,000	100%

Michael Bereziuk	Executive Vice President and Chief Operating Officer	$330,000	60%

C. Liam Goudge	Senior Vice President, Emerging Markets and Technologies	$290,000	50%

Scot A. Griffin	Senior Vice President and General Counsel	$290,000	50%

Charles A. Webster	Executive Vice President and Chief Financial Officer	$290,000	60%

On February 7, 2008, the Compensation Committee determined that bonuses under the 2008 Management Bonus Program will be based on corporate performance objectives, including objectives relating to revenue and profit targets, as well as corporate strategic objectives, and in the case of executives other than the Chief Executive Officer, certain individual or group performance objectives in addition to the corporate objectives.

On February 7, 2008, the Compensation Committee approved change in control severance agreements for each of our executive officers. Pursuant to these agreements, if the executive’s employment is terminated by us without cause or by the executive for good reason within 18 months following a change in control, the executive shall be entitled to receive the following payments:

•	his or her fully earned but unpaid base salary and his or her earned but unpaid vacation through the date of termination;

•	a lump sum cash payment equal to 12 months base salary (24 months’ base salary for the Chief Executive Officer);

•	an amount equal to 50% of the executive’s maximum target bonus for the year in which the date of termination occurs (the Chief Executive Officer will receive his full target bonus);

•	continuation of health benefits for a period of 12 months following the date of termination (24 months for the Chief Executive Officer);

•	the vesting and/or exercisability of any outstanding unvested stock options (other than stock options that vest based on the achievement of performance objectives);

•

the vesting and/or exercisability of 50% of any outstanding unvested stock awards that do not provide for an exercise or purchase price at least equal to fair market value as of the date of grant shall be accelerated; and

•	the vesting and/or exercisability of 50% of any outstanding unvested portions of stock awards that vest based on the achievement of performance objectives shall be accelerated.

The severance benefits described above will be paid upon the executive’s execution of a general release of claims in favor of Tessera.

A copy of the form of change in control severance agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2008, the Board approved an amendment to Section 3.2 of Tessera’s Amended and Restated Bylaws to increase the number of directors comprising the Board to eight (8). The Amended and Restated Bylaws previously provided that the number of directors comprising the Board was seven (7).

The Amended and Restated Bylaws and the approved amendment are attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

On February 12, 2008, Tessera issued a press release announcing the completion of its acquisition of FotoNation, Inc. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Tessera Technologies, Inc., as amended on February 7, 2008

10.1	Form of Change in Control Severance Agreement with registrant’s executive officers

99.1	Press Release dated February 11, 2008

99.2	Press Release dated February 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2008	TESSERA TECHNOLOGIES, INC.

	By:	/s/ CHARLES A. WEBSTER
	Name:	Charles A. Webster
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Tessera Technologies, Inc., as amended on February 7, 2008

10.1	Form of Change in Control Severance Agreement with registrant’s executive officers

99.1	Press Release dated February 11, 2008

99.2	Press Release dated February 12, 2008